Exhibit 10.1

Amendment 1

To Statement of Work No. 1

This Amendment 1 (this “Amendment”) is effective as of December 12, 2019 (the “Effective Date”) and amends that certain Statement of Work No. 1 (the “SOW”) under the Master Services Agreement dated July 5, 2019 (the “MSA”) by and between Adial Pharmaceuticals, Inc., a Delaware corporation with business addresses at 1001 Research Park Blvd., Suite 100, Charlottesville, Virginia 22911 (“Adial”), and Psychological Education Publishing Company LLC, a Texas limited liability company, with a business address of 1221 Brickell Avenue, Suite 948, Miami, FL33131 (“Contractor”). Capitalized words not defined in this Amendment shall have the meaning defined in the SOW.

WHEREAS, Adial and Contractor have commenced the engagement under the SOW, which had estimated total fees to be paid to Contractor of $313,843, and Adial has paid Contractor $39,064 under the SOW for services rendered to date, leaving as estimated balance of $274,779 estimated to be paid under the SOW;

WHEREAS, Contractor has offered Adial a 20% discount on the remaining services to be provided under the SOW and to fix the price of any remaining services under the SOW to be a total of $219,823 for all services required for the use of BBCET in support of the Trial (as contemplated in the SOW) in return for advance payment of the $219,823 and forfeiture of the right to pay a portion of remaining amounts due under the SOW with Adial stock; and

WHEREAS, Bankole A. Johnson, a Florida resident and officer of Contractor, (“Johnson”) is a signatory to and beneficiary of the SOW, and Adial requires and Johnson agrees, that Johnson will pledge all of his holdings in Adial, including shares of Adial or options or warrants to purchase shares of Adial owned or controlled by him, (his “Holdings”) as security for the performance of PEPCO under the SOW and also enter an agreement not to sell or otherwise hypothecate his Holdings for a period of twenty-one months from the date hereof, subject to the terms of the Lock-Up Agreement (as defined below).

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby agreed, Adial, Contractor and Johnson agree as follows:

1.	For the payment of $219,823 by Adial to Contractor no later than December 13, 2019, Contractor will provide all of the services contemplated by the SOW so that BBCET will support the Trial with the goal of the Trial serving as a Phase 3 trial (as that term is defined by the U.S. Food and Drug Administration; a “Phase 3”).

2.	The Payment with Company Stock section of the SOW is void after the Effective Date.

3.	As security of performance by PEPCO and as consideration for advance payment by Adial to PEPCO, for which Johnson is an indirect beneficiary, Johnson agrees to the following:

a.	Johnson hereby (i) grants Adial a security interest in and lien against his Holdings as security for the performance of PECPO under the SOW; and (ii) agrees to enter (1) the Guaranty as attached hereto as Exhibit 1, and (2) the Pledge and Security Agreement attached hereto as Exhibit 2, which shall provide for the terms of such security interest.

Amendment 1 to SOW 1 Adial/PEPCO	Page 1 of 5

b.	Johnson hereby (i) agrees that will not sell or otherwise hypothecate his Holdings for a period of 21 months from the date hereof; and (ii) agrees to enter the Lock-Up Agreement attached hereto as Exhibit 3, which shall provide for the terms of such lock-up.

4.	The first words under the Compliance with European Law & Regulations and Audit section of the SOW that read, “The Services will be in conducted…” are replaced with, “The services will be conducted in…”

5.	This Amendment is effective as of the Effective Date and does not affect activities or payments prior to the Effective Date.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written:

For Adial		For Contractor

By:	/s/ William B. Stilley	By:	/s/ Bankole A. Johnson
Name:	William B. Stilley	Name:	Bankole A. Johnson
Title:	CEO	Title:	President

/s/ Bankole A. Johnson
Dr. Bankole A. Johnson

Amendment 1 to SOW 1 Adial/PEPCO	Page 2 of 5

Exhibit 1

Guaranty

(Attached)

Amendment 1 to SOW 1 Adial/PEPCO	Page 3 of 5

Exhibit 2

Pledge and Security Agreement

(Attached)

Amendment 1 to SOW 1 Adial/PEPCO	Page 4 of 5

Exhibit 3

Lock-Up Agreement

(Attached)

Amendment 1 to SOW 1	Page 5 of 5
Adial/PEPCO